                                                                    EXHIBIT 99.2

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data are derived from the audited consolidated financial statements of Aurora Biosciences Corporation and should be read in conjunction with the supplemental consolidated financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Current Report.


                                                                                                                   PERIOD FROM
                                       NINE MONTHS                                                                 MAY 8, 1995
                                   ENDED SEPTEMBER 30,(1)                  YEARS ENDED DECEMBER 31,               (INCEPTION) TO
                                 -----------------------       ----------------------------------------------       DECEMBER 31,
                                   2000           1999          1999(1)      1998(1)      1997         1996           1995
                                 --------       --------       --------     --------     --------     --------    --------------
STATEMENT OF OPERATIONS
DATA:
   (in thousands, except
   per share amounts)

Revenue                          $ 47,287       $ 30,635       $ 50,521     $ 26,558     $ 14,908     $  2,217     $       --

Operating expenses:
   Cost of revenue                 25,943         19,833         27,942       23,814        6,983           --             --
   Research and development        10,415          9,299         11,593       17,146        5,406        4,396            366
   Selling, general and
      administrative               11,115          8,846         11,933        6,104        3,679        1,275             46
                                 --------       --------       --------     --------     --------     --------     ----------
   Total operating expenses        47,473         37,978         51,468       47,064       16,068        5,671            412
                                 --------       --------       --------     --------     --------     --------     ----------
Loss from operations                 (186)        (7,343)          (947)     (20,506)      (1,160)      (3,454)          (412)
Interest income                     6,481          1,124          1,546        2,444        1,793          580             --
Interest expense                     (513)          (519)          (691)        (645)        (346)         (59)            --
                                 --------       --------       --------     --------     --------     --------     ----------
Income (loss) before
     income taxes                   5,782         (6,738)           (92)     (18,707)         287       (2,933)          (412)

Income taxes                         (510)            --           (117)          --          (20)          --             --
                                 --------       --------       --------     --------     --------     --------     ----------
Net income (loss)                $  5,272       $ (6,738)      $   (209)    $(18,707)    $    267     $ (2,933)    $     (412)
                                 ========       ========       ========     ========     ========     ========     ==========

Basic income (loss)
     per share                   $   0.27       $  (0.40)      $  (0.01)    $  (1.15)    $   0.03     $  (3.86)    $(5,146.59)
                                 ========       ========       ========     ========     ========     ========     ===========
Diluted income (loss)
     per share                   $   0.24       $  (0.40)      $  (0.01)    $  (1.15)    $   0.02     $  (3.86)    $(5,146.59)
                                 ========       ========       ========     ========     ========     ========     ==========

Shares used in computing:
   Basic income (loss)
     per share                     19,677         16,932         17,019       16,336        8,970          760             <1
                                 ========       ========       ========     ========     ========     ========     ==========
   Diluted income (loss)
     per share                     22,111         16,932         17,019       16,336       15,423          760             <1
                                 ========       ========       ========     ========     ========     ========     ==========
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
                                                                               DECEMBER 31,
                              SEPTEMBER 30,     -------------------------------------------------------------------------
                                 2000(1)         1999(1)         1998(1)          1997            1996            1995
                              -------------     ---------       ---------       ---------       ---------       ---------
BALANCE SHEET DATA:
   (in thousands)

Cash, cash equivalents and
   investments                  $ 106,721       $  36,733       $  28,082       $  48,906       $  13,167       $      11
Total assets                      151,395          64,007          51,032          63,036          17,515             115
Capital lease obligations,
   less current portion             3,949           4,343           4,788           3,422           1,111              --
Accumulated deficit               (16,722)        (21,994)        (21,785)         (3,078)         (3,345)           (412)
Total stockholders' equity        125,713          40,413          37,595          54,364          15,184            (412)
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Note:

(1) Data includes amounts for Quorum Sciences (see Note 1 of the Notes to the Supplemental Consolidated Financial Statements).